Exhibit 99.1

Krystal Strengthens Board of Directors with

Appointment of Julian S. Gangolli

PITTSBURGH, March 4, 2019 – Krystal Biotech Inc., (Krystal) (NASDAQ: KRYS), a gene therapy company developing “off-the-shelf” treatments for rare dermatological diseases, announced that Julian S. Gangolli has been elected to Krystal’s Board of Directors and will serve as a member of the Nomination and Governance Committee, effective March 1, 2019. The appointment will increase the size of the Krystal Board of Directors to seven members.

“Julian has a distinguished track record of successfully overseeing product commercialization launches in dermatology, rare disease and multiple other disease states, and will be an outstanding addition to our board,” said Krish S. Krishnan, chairman and chief executive officer of Krystal. “He will be invaluable to Krystal as we progress, following regulatory approval, toward commercialization of KB103, a first-in-class topical gene therapy candidate for the treatment of dystrophic epidermolysis bullosa and other Krystal pipeline products currently in development.”

Mr. Gangolli is President, North America of Greenwich Biosciences, a GW Pharmaceuticals PLC Company. Mr. Gangolli is responsible for building out the US commercial infrastructure and spearheading the launch of its lead therapeutic product Epidiolex®, which is indicated for the treatment of two orphan epilepsy indications, Dravet Syndrome and Lennox Gastaut Syndrome. Epidiolex launched in the US in November of 2018. Prior to joining GW Pharmaceuticals, Mr. Gangolli served as President of the North American Pharmaceutical division of Allergan, Inc. for 11 years and was a member of the Executive Committee of Allergan, where he was responsible for a 1,400-person commercial operation with sales exceeding $3.8 billion in 2014. Previously, he served as Senior Vice President, US Eye Care at Allergan, during a period in which this division launched eight new products, helping to drive growth at more than 20% annually over a five-year period. Prior to Allergan, Mr. Gangolli served as Vice President, Sales and Marketing at VIVUS, Inc., where he facilitated the successful transition of the company from a research and development start-up into a niche pharmaceutical company. Before VIVUS, Mr. Gangolli served in a number of increasingly senior marketing roles at Syntex Pharmaceuticals, Inc., and Ortho-Cilag Pharmaceuticals Ltd in the UK. Mr. Gangolli received a BSc (Honors) degree in Applied Chemistry and Business Studies from Kingston University in England.

About Krystal Biotech

Krystal Biotech, Inc. (NASDAQ: KRYS) is a gene therapy company dedicated to developing and commercializing novel treatments for patients suffering from dermatological diseases. For more information, please visit http://www.krystalbio.com.

Forward-Looking Statements

This press release includes certain disclosures that contain “forward-looking statements,” including, without limitation, statements regarding the potential of KB103 to treat the underlying causes of DEB, the timetable for bringing GMP manufacturing in-house and the potential for rapid development of the company’s clinical programs. You can identify forward-looking statements because they contain words such as “believes” and “expects.” Forward-looking statements are based on Krystal’s current expectations and assumptions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that may differ materially from those contemplated by the forward-looking statements, which are neither statements of historical fact nor guarantees or assurances of future performance. Important factors that could cause actual results to differ materially from those in the forward-looking statements are set forth in Krystal’s filings with the Securities and Exchange Commission, including its registration statement on Form S-1 and Form 10-K, as amended from time to time, under the caption “Risk Factors.”

CONTACTS:

Investors:

Ashley R. Robinson

LifeSci Advisors

arr@lifesciadvisors.com

Media:

Darren Opland, PhD

LifeSci Public Relations

darren@lifescipublicrelations.com

Source: Krystal Biotech, Inc.